UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________
FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2022

___________________________________
OPAL Fuels Inc.
(Exact name of registrant as specified in its charter)
___________________________________

Delaware (State or other jurisdiction of incorporation)	001-40272 (Commission File Number)	98-1578357 (IRS Employer Identification No.)
One North Lexington Avenue, Suite 1450 White Plains, New York		10601
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (914) 705-4000

Not Applicable
(Former name or former address, if changed since last report)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $.0001 per share	OPAL	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A Common Stock	OPALW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

UPS Agreement

On December 15, 2022, OPAL Fuels Inc. (the “Company”) announced its entry into a long-term agreement with UPS ("UPS Agreement") pursuant to which the Company will provide operations and maintenance services to 51 UPS renewable natural gas dispensing stations across the United States. Under the terms of the agreement, the Company will receive an amount based on an agreed price per gas gallon equivalent (“GGE”) dispensed at each station.

FM3 Credit Agreement

Also, on December 19, 2022, Fortistar Methane 3 LLC (“FM3”), an indirect subsidiary of Opal Fuels Inc. (the “Company”), which is the borrower under that $150 million Second Amended and Restated Credit Agreement, dated as of September 21, 2015, as amended (as so amended, the “FM3 Credit Agreement”), provided by a lender group led by MUFG Union Bank Ltd, as administrative agent, and guaranteed by certain direct subsidiaries of FM3, and Opal Fuels LLC (“Opal Fuels”), a direct subsidiary of the Company, and the other parties to the FM3 Credit Agreement entered into that Omnibus and Consent Agreement (the “FM3 Amendment”). The FM3 Amendment amended the FM3 Credit Agreement, among other things, to (a) extend the maturity date of the obligations thereunder from December 20, 2022 to March 20, 2023, (b) permit Opal Fuels to purchase the rights and obligations of certain exiting lenders at par, (c) prepay a portion of the outstanding loans made by the remaining lenders and (d) permit the release of certain project company subsidiaries of FM3 from the collateral securing the obligations under the FM3 Credit Agreement. Upon consummation of the FM3 Amendment, Opal Fuels holds approximately $45 million of the outstanding loans under the FM3 Credit Agreement as an affiliate lender.

The foregoing descriptions of the UPS Agreement and FM3 Credit Agreement are qualified in entirety by reference to the UPS Agreement and FM3 Credit Agreement, which are filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and is incorporated by reference herein.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws, including statements regarding the expected acceptance by the Company of all validly tendered warrants for exchange, the closing of the Offer and Consent Solicitation, and the consummation of the Post-Offer Exchange. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this Current Report on Form 8-K, including, but not limited to those described under the section entitled “Risk Factors” in the Company’s Registration Statement on Form S-4, filed November 18, 2022, as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov.

New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Current Report on Form 8-K may not occur and actual results could differ materially and adversely from those anticipated.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. We do not give any assurance that we will achieve our expectations.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description

10.1	Service Contract Agreement , dated December 15, 2022, by and between OPAL Fuels Inc. and United Parcel Service Oasis Supply Corporation
10.2	FM3 Credit Agreement, dated December 19, 2022, by and between Fortistar Methane LLC, OPAL Fuels LLC and a syndicate of lenders led by MUFG Union Bank N.A. as administrative agent.
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2022

OPAL Fuels Inc.

By:	/s/ Ann Anthony
Name:	Ann Anthony
Title:	Chief Financial Officer